UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Plymouth Road, Suite 300, Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 729-3959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 26, 2019, we appointed Keith W. Pfeil, who has served as our Executive Vice President of Finance, Chief Financial Officer, and principal financial officer since August 2018, as our principal accounting officer. We incorporate by reference herein the information about Mr. Pfeil contained in Item 5.02 of our Current Report on Form 8-K filed with the SEC on August 31, 2018. On March 30, 2019, we increased Mr. Pfeil's target incentive compensation opportunity amount under our incentive compensation program from 60% of his annual base salary for our fiscal year ended March 31, 2019 to 70% of his annual base salary for our fiscal year ending March 31, 2020.
On March 29, 2019, Carey B. Edwards, our Executive Vice President of Sales, resigned as an officer and employee of the Company effective April 12, 2019. In connection with Mr. Edwards' resignation, we have agreed to provide him with a separation payment in the amount of $53,580, conditioned upon his continued service until April 12, 2019 and his execution and delivery of a release of claims that is satisfactory to the Company in form and substance.
On March 30, 2019, we approved the promotion of Cara L. Farley, who has served as our lead marketing executive since joining the Company in September 2015, to the position of Executive Vice President of Sales and Marketing. In connection with her promotion, on March 31, 2019, we entered into an employment agreement with Ms. Farley. Under this agreement, and subject to the terms and conditions thereof, (i) Ms. Farley's annual base salary increases from $312,000 to $410,000, (ii) Ms. Farley's target incentive compensation opportunity amount under our incentive compensation program increases from 60% of her annual base salary for our fiscal year ended March 31, 2019 to 70% of her annual base salary for our fiscal year ending March 31, 2020, (iii) Ms. Farley will receive a minimum payout of $150,000 under our incentive compensation program for our fiscal year ending March 31, 2020, (iv) in the event that Ms. Farley's employment is terminated by us other than for cause, Ms. Farley will receive severance payments at her then-current annual base salary rate for up to two years, and (v) a management recommendation will be made to the Human Resources Committee of the Board of Directors for Ms. Farley to receive a future promotional equity grant, which will be in addition to any equity grants that may be provided to Ms. Farley under our long term incentive compensation program for fiscal 2020. The foregoing description of the employment agreement is qualified in its entirety by the terms of such agreement, a copy of which is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Employment Agreement, dated March 31, 2019, between CSS Industries, Inc. and Cara L. Farley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

Date:	April 1, 2019	By:	/s/ William G. Kiesling
William G. Kiesling
Vice President–Legal and Licensing

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